Exhibit 99(a)

news release

---------------AT THE COMPANY---------------

Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 15, 2015

UFPI First Quarter Net Earnings Up 41 Percent
Net sales up more than 14 percent, led by significant gains in industrial

GRAND RAPIDS, Mich., Wednesday, April 15, 2015 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced first quarter earnings attributable to controlling interest of $10.2 million, up 41.0 percent over same period of 2014. Diluted earnings per share were $0.51, compared to $0.36 for the first quarter of 2014. Net sales for the first quarter were $633.0 million, up 14.3 percent over the first quarter of 2014.

Each of the Company’s three markets showed sales increases, led by significant gains in industrial. The overall sales increase was attributable to a 14 percent gain in unit sales. “This solid performance resulted from the remarkable efforts of our people, who managed their operations well and who continue to create opportunity in many areas of our business,” said CEO Matthew J. Missad.

“Growth with our retail customers, success with new product introductions, and significant gains in our industrial business aided by strong results from new acquisitions were among the drivers that helped us deliver these results,” he added. “Our strategies to improve top- and bottom-line results are working, and we are focused on enhancing our growth and success day by day.”

—more—

Universal Forest Products, Inc.

While the Company faced typical first-quarter weather challenges, “We noticed a significant improvement in our business when the weather broke in March and customer orders increased in preparation for the building season,” Missad said.

“We are well-positioned to meet the demands of a busy season and anticipate strong orders in line with healthier economic conditions and consumer spending,” he added.

By market, the Company posted the following first-quarter 2015 gross sales results:

Retail: $229.9 million, up 14 percent over the same period of 2014

The Company saw increases in unit sales to its retail customers, reflecting share gains in certain core product lines, success in the company’s new product sales initiative, improved consumer spending and growth with big box retailers, who saw healthy increases in comparable store sales. The Company believes that it is well-positioned to meet the growing demand of customers as the building season kicks into high gear. It remains focused on enhancing its product offerings, creating new products and improving upon existing products, and enhancing services to customers.

Industrial: $211.2 million, up 23 percent over the first quarter of 2014

This market includes packaging, material handling and related products and applications for industrial customers. Acquisitions since the first quarter of 2014 contributed positively to the unit sales growth in this market. The Company also added new customers and increased market share as the economy improved. The Company remains focused on adding customers and products, expanding products and services, adding capacity and growing its business in non-wood packaging materials to offer complete packaging solutions.

Construction: $200.7 million, up 6 percent over the same period of 2014

This market includes residential and manufactured housing, commercial construction and concrete forming. The Company’s growth in this market was attributable to overall unit sales gains, with strong results in concrete forming and commercial construction. A smaller gain in residential construction reflects the Company’s ongoing focus on growing business more selectively and profitably.

—more—

Universal Forest Products, Inc.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thurs., April 16, 2015. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (877) 546-5018 and internationally at (857) 244-7550. Use conference pass code 35981639. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through May 17, 2015, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 92011785.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company with subsidiaries throughout North America and in Australia that supply wood, wood composite and other products to three robust markets: retail, construction and industrial. The Company is headquartered in Grand Rapids, Mich., and is celebrating its 60th year in business. For more information about Universal Forest Products, Inc., or its affiliated operations, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2015/2014

	Quarter Period				Year to Date
(In thousands, except per share data)	2015		2014		2015		2014

NET SALES	$633,025	100%	$553,998	100%	$633,025	100%	$553,998	100.0%

COST OF GOODS SOLD	553,443	87.4	487,986	88.1	553,443	87.4	487,986	88.1

GROSS PROFIT	79,582	12.6	66,012	11.9	79,582	12.6	66,012	11.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	61,705	9.7	53,908	9.7	61,705	9.7	53,908	9.7
NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	14	-	(524)	(0.1)	14	-	(524)	(0.1)

EARNINGS FROM OPERATIONS	17,863	2.8	12,628	2.3	17,863	2.8	12,628	2.3

OTHER EXPENSE, NET	955	0.2	725	0.1	955	0.2	725	0.1

EARNINGS BEFORE INCOME TAXES	16,908	2.7	11,903	2.1	16,908	2.7	11,903	2.1

INCOME TAXES	6,104	1.0	4,235	0.8	6,104	1.0	4,235	0.8

NET EARNINGS	10,804	1.7	7,668	1.4	10,804	1.7	7,668	1.4

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(642)	(0.1)	(452)	(0.1)	(642)	(0.1)	(452)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$10,162	1.6	$7,216	1.3	$10,162	1.6	$7,216	1.3

EARNINGS PER SHARE - BASIC	$0.51		$0.36		$0.51		$0.36

EARNINGS PER SHARE - DILUTED	$0.51		$0.36		$0.51		$0.36

COMPREHENSIVE INCOME	9,801		6,968		9,801		6,968

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(498)		(354)		(498)		(354)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$9,303		$6,614		$9,303		$6,614

SUPPLEMENTAL SALES DATA

	Quarter Period			Year to Date
Market Classification	2015	2014	%	2015	2014	%
Retail	$229,885	$200,984	14%	$229,885	$200,984	14%
Industrial	211,162	171,651	23%	211,162	171,651	23%
Construction	200,722	189,562	6%	200,722	189,562	6%
Total Gross Sales	641,769	562,197	14%	641,769	562,197	14%
Sales Allowances	(8,744)	(8,199)		(8,744)	(8,199)
Total Net Sales	$633,025	$553,998		$633,025	$553,998

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
MARCH 2015/2014

(In thousands)
ASSETS	2015	2014	LIABILITIES AND EQUITY	2015	2014

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$22,888	$-	Cash Overdraft	$21,585	$12,151
Restricted cash	710	720	Accounts payable	114,225	91,015
Accounts receivable	260,926	242,433	Accrued liabilities	79,347	57,054
Inventories	404,711	312,010
Other current assets	19,984	27,189

TOTAL CURRENT ASSETS	709,219	582,352	TOTAL CURRENT LIABILITIES	215,157	160,220

OTHER ASSETS	9,674	13,064
INTANGIBLE ASSETS, NET	193,113	169,949	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	187,020	143,471
			OTHER LIABILITIES	50,309	42,671
PROPERTY, PLANT AND EQUIPMENT, NET	255,462	241,419	EQUITY	714,982	660,422

TOTAL ASSETS	$1,167,468	$1,006,784	TOTAL LIABILITIES AND EQUITY	$1,167,468	$1,006,784

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2015/2014

(In thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$10,804	$7,668
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	8,996	7,691
Amortization of intangibles	983	586
Expense associated with share-based compensation arrangements	378	495
Expense associated with stock grant plans	27	29
Deferred income taxes (credit)	(193)	(150)
Equity in earnings of investee	(83)	(51)
Net (gain) or loss on sale of property, plant and equipment	14	(602)
Changes in:
Accounts receivable	(63,148)	(61,825)
Inventories	(64,422)	(23,980)
Accounts payable and cash overdraft	45,219	29,222
Accrued liabilities and other	10,880	(2,743)
NET CASH FROM OPERATING ACTIVITIES	(50,545)	(43,660)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(15,102)	(8,994)
Proceeds from sale of property, plant and equipment	50	785
Acquisitions, net of cash received	(2,740)	(4,191)
Advances of notes receivable	(1,273)	(2,462)
Collections of notes receivable and related interest	5,790	473
Cash restricted as to use	(150)	-
Other, net	(16)	(36)
NET CASH FROM INVESTING ACTIVITIES	(13,441)	(14,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	140,303	106,318
Repayments under revolving credit facilities	(52,718)	(47,547)
Debt issuance costs	(9)	-
Proceeds from issuance of common stock	469	99
Distributions to noncontrolling interest	(939)	(701)
Repurchase of common stock	(78)	-
Other, net	-	(8)
NET CASH FROM FINANCING ACTIVITIES	87,028	58,161

Effect of exchange rate changes on cash	(154)	(76)
NET CHANGE IN CASH AND CASH EQUIVALENTS	22,888	-

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,888	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$374	$281
Income taxes paid	(9,709)	1,681